UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 __________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2014

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	3
SIGNATURES	4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2014, Sensata Technologies Holding N.V. (“Sensata”) announced that Paul Vasington has been named Executive Vice President and Chief Financial Officer, effective February 10, 2014.

Mr. Vasington, age 48, has diverse financial and managerial experience including 10 years with Honeywell International Inc. He most recently served as Vice President and Chief Financial Officer of Honeywell Aerospace. Previously, he served as Vice President and Chief Financial Officer of Honeywell Performance Materials and Technologies and as Vice President and Chief Financial Officer of Honeywell Security. Prior to joining Honeywell, Mr. Vasington held finance leadership roles at Crane Co. and Fortune Brands, Inc. Mr. Vasington began his career at Price Waterhouse.

In connection with Mr. Vasington's appointment as Executive Vice President and Chief Financial Officer, Sensata Technologies, Inc. ("STI"), a wholly-owned, indirect subsidiary of Sensata, entered into an employment agreement with Mr. Vasington. Pursuant to the terms of the employment agreement, Mr. Vasington's salary will be $440,040 per year, subject to periodic review by the Compensation Committee of Sensata's Board of Directors. In addition, Mr. Vasington will be eligible to receive an annual cash bonus with a target of 100% of his base salary. Mr. Vasington will also be eligible to participate in the benefit programs available to Sensata’s other executive officers. If Mr. Vasington's employment is terminated by STI without “cause” (as defined in the employment agreement) or by him with “good reason” (as defined in the employment agreement), Mr. Vasington will be entitled to severance in an amount equal to one year of his then current base salary and an amount equal to the average of the annual bonus paid to him in the prior two years, plus continued participation in health and dental benefit plans for one year following the date of termination. The foregoing summary of Mr. Vasington’s employment agreement is qualified in its entirety by reference to the complete agreement, a copy of which is attached as Exhibit 10.1 to this current report and is incorporated herein by reference.

In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Vasington will receive a sign on cash bonus of $410,000 and a sign on equity award valued at $1,250,000 under the Sensata Technologies Holding N.V. 2010 Equity Incentive Plan, comprised of restricted stock units with a three year vesting period. Mr. Vasington will be eligible to receive an annual equity grant with a target grant value of $1,000,000, to be awarded two-thirds in options and one-third in performance-based restricted stock units.

In connection with Mr. Vasington's appointment as Executive Vice President and Chief Financial Officer, Jeffrey Cote will no longer serve as interim Chief Financial Officer and Principal Financial Officer of Sensata but will continue his responsibilities as Executive Vice President and Chief Operating Officer, effective as of February 10, 2014.
A press release dated February 4, 2014 announcing Mr. Vasington's appointment is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Employment Agreement, entered into on February 4, 2014 between Sensata Technologies, Inc. and Paul S. Vasington.
99.1	February 4, 2014 press release entitled “Paul Vasington Joins Sensata Technologies Holding N.V. as Executive Vice President and Chief Financial Officer".

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Martha Sullivan
Date: February 4, 2014	Name: Martha Sullivan
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, entered into on February 4, 2014 between Sensata Technologies, Inc. and Paul S. Vasington.
99.1	February 4, 2014 press release entitled “Paul Vasington Joins Sensata Technologies Holding N.V. as Executive Vice President and Chief Financial Officer".

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